SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT
DATED AS OF FEBRUARY 28, 1998, WACHOVIA SBA LENDING, INC.*
REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1
FOR THE APRIL 10, 2003 DETERMINATION DATE

1.	AVAILABLE FUNDS		$3,354,062.52
2.	(A)	ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	33,099,236.78
	(B)	ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	2,491,340.38
	(C)	ORIGINAL POOL PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	35,590,577.16
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	4
	(B)	DOLLARS	1,386,025.61
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD		6,386.94
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED DURING THE DUE PERIOD		251,467.83
5A.	RECOVERIES ON LIQUIDATED LOANS		25,632.87
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE FTA’s FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE AND PORTION PAYABLE TO REGISTERED HOLDERS		342,370.39
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST	1,917.60
8.	DELINQUENCY AND FORECLOSURE INFORMATION
	(SEE EXHIBIT K)

Page 1 of 7	Series 1998-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED LOAN				0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	53,234.70
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	1,122.21
	ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT				54,356.91
					0.64942545
	(B)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	4,878.90
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	102.83
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT				4,981.73
					0.79075079
	(C)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	1,528,808.75
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				1,528,808.75
					18.26533751
	(D)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	115,071.63
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT				115,071.63
					18.26533810
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS			1,427,316.53
	(B)	TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)			0.00

Page 2 of 7	Series 1998-1

12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	31,570,428.03
			377.18552007
	(B)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	2,376,268.75
			377.18551587
	(C)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	33,946,696.78
			377.18551978
13.	(A)	EXCESS SPREAD	121,308.04
	(B)	EXTRA INTEREST	114,818.10
	(C)	SPREAD BALANCE	1,427,316.53
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT	1,427,316.53
14.	(A)	WEIGHTED AVERAGE MATURITY	168.436
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE	6.339%
15.	(A)	SERVICING FEE FOR THE RELATED DUE PERIOD	42,714.96
	(B)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	42,422.69
	(C)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	1,779.53
16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A)	SECTION 5.04 (b)	0.00
	(B)	SECTION 5.04 (c)	0.00
	(C)	SECTION 5.04 (d)(ii)	1,477.78
	(D)	SECTION 5.04 (e)	0.00
	(E)	SECTION 5.04 (f)	34,549.74
17.	(A)	CLASS A REMITTANCE RATE	1.930%
	(B)	CLASS B REMITTANCE RATE	2.350%
18.	(A)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF SUCH DUE PERIOD	0.00

Page 3 of 7	Series 1998-1

19.	OTHER INFORMATION AS REQUESTED
	(A)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	1,649,737.63
	(B)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	222,421.10

I, Stephanie Callahan, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated
February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying
Servicer’s Certificate.

WACHOVIA SBA LENDING, INC

BY:

STEPHANIE CALLAHAN
ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1998-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION
AS OF MARCH 31, 2003

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1998-1	1 TO 29	7	1,535,425.24	1.316%	383,856.71	1.131%
	30 TO 59	2	764,002.44	0.655%	341,274.77	1.005%
	60 TO 89	0	0.00	0.000%	0.00	0.000%
	90 TO 179	6	1,515,098.97	1.299%	378,775.07	1.116%
	180 TO 719	0	0.00	0.000%	0.00	0.000%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	15	$3,814,526.65	3.270%	$1,103,906.55	3.252%

	OUTSTANDING	385	$116,639,375.32		$33,946,696.78

	FORECLOSURE/REO
	180 - 719	0	0.00		0.00

Page 5 of 7	Series 1998-1

SERIES 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS B	POOL

(ii)		395	395	395
(iii)		—	—	15
(iv)		—	—	0
(v)		—	—	3
(x)(a&b)	(i)	1	1	1
	(ii)	0	0	0
	(iii)	0	0	0
	total	1	1	1
(c & d)	(i)	18	18	18
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	18	18	18
(xii)		377	377	377

Page 6 of 7	Series 1998-1

WACHOVIA SBA LENDING, INC.

WACHOVIA SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1998-1, CLASS A & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1998-1